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                                                                 EXHIBIT 10.125














                             CONTRACT SALE AGREEMENT


                          DATED AS OF FEBRUARY 4, 2000

                                 BY AND BETWEEN

                       NATIONAL AUTO FINANCE COMPANY, INC.

                                       AND

                            NUVELL CREDIT CORPORATION









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     CONTRACT SALE AGREEMENT ( the "Sale Agreement"), dated as of February 4,
2000, by and between NATIONAL AUTO FINANCE COMPANY, INC. (the "Seller"), a Delaware corporation, its successors and permitted assigns, and NUVELL CREDIT CORPORATION (the "Purchaser"), a Delaware corporation, its successors and assigns.

                              W I T N E S S E T H:


     WHEREAS, the Seller purchases from Dealers certain retail installment sales contracts secured by new and used automobiles and light-duty trucks ("Contracts");

     WHEREAS, the Seller desires to purchase Contracts in accordance with terms of this Agreement and the Seller's Contract Finance Program Guidelines, as defined herein, for sale and assignment to the Purchaser;

     WHEREAS, the Seller intends to sell, and the Purchaser intends to purchase, certain of such Contracts together with all of its rights thereunder, as described herein;

     NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1  DEFINITIONS

     "ADVERSE CLAIM" means a claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, either legal or in equity, or other type of preferential arrangement having the effect of a lien or security interest upon or with respect to the Sold Program Contracts or Purchased Assets other than in favor of the Purchaser with respect to this Sale Agreement.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AMOUNT FINANCED" has the meaning ascribed thereto in the applicable Truth-in-Lending disclosure in the Program Contract given to the Obligor.

     "APR" means, with respect to a Contract, as of any time, the contractual annual rate of interest or annual rate of finance charges being borne by such Contract.


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     "ASSIGNMENT" means the assignment by Seller to Purchaser, substantially in the form of Exhibit A hereto, which shall have attached thereto as of the Sale Date the original of the Program Contract that shall be purchased by the Purchaser from the Seller on such Sale Date.

     "AUTOMOBILES" means new and used automobiles and light-duty trucks, the purchase of which the Obligors financed by the Program Contracts.

     "BUSINESS DAY" means any day other than a Saturday or a Sunday, or another day on which banks in the States of Arkansas, Florida, or Tennessee are required, or authorized by law, to close.

     "BUY RATE" means with respect to any Sold Program Contract the rate specified as such in Seller's Contract Finance Program Guidelines in effect on the Closing Date.

     "CLOSING DATE" means the first date on which the Seller shall sell Contracts to the Purchaser pursuant to this Agreement.

     "CONTRACT FILE" means, as to each Contract, (a) the executed original of the Contract, (b) the original credit application fully executed by each Obligor, on Seller's customary form or on a form approved by Seller for such application, (c) the credit information and reports in accordance with Seller's customary practices (including proof that verification of income, employment and residence have been completed by the Seller in accordance with its customary practices), (d) the original certificate of title (or application therefor), or other legal evidence of title with appropriate endorsement to Purchaser or Purchaser's designee, (e) evidence of insurance required under this Agreement as to the Financed Vehicle, (f) all applicable service contracts and credit life or credit accident and disability insurance policies and agreements, (g) the odometer statement fully completed and signed or other evidence of mileage of the Financed Vehicle satisfactory to the Purchaser, (h) all applicable assignments, and (i) any and all other documents and records that Seller shall keep on file or in computer media, in accordance with its customary procedures, relating to the origination, administration, collection and servicing of such Contract or the related Obligor or Financed Vehicle.

     "CONTRACT RATE" means with respect to any Sold Program Contract, the interest rate on such Sold Program Contract as disclosed as the APR.

     "DEALER" means a franchise automobile dealer or an independent automobile dealer identified on Exhibit G attached hereto, or an Affiliate of any such automobile dealer, who has entered into a Dealer Agreement with the Seller that governs, among other things, the origination and sale to the Seller of the Sold Program Contracts.

     "DEALER AGREEMENT" means an agreement between the Seller and a Dealer setting forth the terms for the purchase of Contracts by the Seller.


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     "DEBT" of a party means (a) indebtedness for borrowed money, (b)
obligations evidenced by bonds, debentures, notes or other similar instruments,
(c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases which have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations secured by any lien or security interest granted by a party, even though such party has not assumed or become liable for the payment of such obligations, (f) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire or otherwise to ensure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by the ERISA, as amended, and regulations promulgated thereunder.

     "ELECTRONIC CONTRACT INFORMATION" means, as to each Contract, the applicant information provided by the applicant and retained on electronic medium, all electronically transmitted documents and information provided by an applicant to a Dealer, all of which may be retained and transmitted by electronic means from Seller to Purchaser, and the following information with respect to each such
Contract: (a) the Amount Financed, (b) the Principal Balance, (c) the amount of each monthly payment due from the Obligor, (d) the APR (calculated in accordance with the Contract), (e) the Contract's Origination Date, (f) the date on which in each month the scheduled payment is due, (g) the Contract's original term in months, (h) the next payment due date, (i) the number of days delinquent, if applicable, (j) the accrued and unpaid interest of such Contract, (k) Dealer participation, if any, paid or to be paid to a Dealer, (l) the late payment fee and NSF fee applicable to such Contract, (m) the effective Buy Rate applicable to such Contract, (n) the credit quality and/or classification of such Contract, in accordance with Seller's Contract Finance Program Guidelines then in effect, and (o) such other information as may be reasonably requested by the Purchaser to be transmitted to the Purchaser by the Seller with respect to each such Contract.

     "ELIGIBLE PROGRAM CONTRACTS" means all Program Contracts that comply with the representations and warranties set forth in Section 4.2 of this Sale Agreement, including Program Contracts that, as of the Closing Date, have not been funded and the Obligor's first payment is not yet due or Obligor's first payment is included in the Contract File endorsed in favor of Purchaser.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "FEE" means the amount designated as such in the Fee Schedule attached as Exhibit B to this Sale Agreement and which is included as part of the Purchase Price to be paid by the Purchaser to the Seller for the purchase of an Eligible Program Contract pursuant to Sections 2.1 and 2.3 of this Agreement.

     "FEE SCHEDULE" means the schedule agreed to between the Seller and the Purchaser setting forth the method for calculating the Purchase Price for each Eligible Program Contract purchased


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by the Purchaser from the Seller pursuant to this Agreement, in the form of
Exhibit B hereto, which schedule the Seller and the Purchaser may jointly agree to modify from time to time.

     "FINANCED VEHICLE" means, with respect to a Contract, the Automobile, together with all accessions thereto, securing the related Obligor's indebtedness under such Contract.

     "GOVERNMENTAL AUTHORITY" means the United States of America, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

     "INDEMNIFIED AMOUNTS" means any and all amounts necessary to indemnify such Indemnified Party from and against any and all claims, actions, demands, proceedings and suits brought by any Person other than a party to this Agreement, whether or not groundless, and losses, damages, liabilities and reasonable costs and expenses, including reasonable attorneys fees and disbursements and court costs, arising out of or resulting from any such claim, action, demand, proceeding or suit.

     "INDEMNIFIED PARTY" means any Person entitled to indemnification from the Seller or the Purchaser pursuant to Section 8.1 or 8.2 of this Agreement.

     "INITIAL PERIOD" has the meaning set forth in Section 2.5 of this Sale Agreement.

     "OBLIGOR" means, with respect to any Program Contract, the Persons obligated to make payments in respect thereto.

     "OFFICER'S CERTIFICATE" means, with respect to any Person, a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer, the Secretary or any other duly authorized officer of such Person.

     "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

     "PRINCIPAL BALANCE" of a Program Contract means, on any date of determination, the Amount Financed reduced by that portion of all prior payments received by the Seller, the Purchaser or the Purchaser's assignee with respect to such Program Contract allocable to principal as reflected on the records maintained by the Seller or the Purchaser or the Purchaser's assignee, as the case may be. In no event, shall the Principal Balance of a Program Contract include administrative charges, charges for force placed insurance, late payment fees, NSF fees or other charges that are not considered part of the Amount Financed.

     "PROGRAM CONTRACTS" or "CONTRACTS" means Contracts originated by Seller pursuant to Article II hereof and in accordance with the Seller's Contract Finance Program Guidelines.



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     "PURCHASED ASSETS" means (a) with respect to each Sold Program Contract, all of the Seller's right, title and interest in and to (i) the Sold Program Contract, including all payments on or with respect to such Sold Program Contract after the Sale Date, (ii) the security interest in the Financed Vehicle granted by the Obligor(s) to the Dealer pursuant to the Sold Program Contract and assigned and transferred by the Dealer to the Seller and by the Seller to the Purchaser pursuant to this Sale Agreement, (iii) any proceeds with respect to the Sold Program Contract from recourse to the Dealer, if any, under the related Dealer Agreement, (iv) any documents in the Contract File for such Sold Program Contract, (v) the proceeds of any insurance policies, warranties, service contracts and other agreements maintained with respect to the Financed Vehicle and Sold Program Contract, (vi) all income and proceeds of the foregoing or relating thereto, and (vii) with respect to each Sold Program Contract, all of the Seller's rights against the Dealer as described in the Dealer Agreement.

     "PURCHASE PRICE" means the purchase price to be paid by the Purchaser to the Seller for the purchase of an Eligible Program Contract pursuant to Section
2.3 of this Agreement, determined in accordance with the Fee Schedule.

     "PURCHASER TERMINATION EVENT" See Section 7.2 of this Agreement.

     "PURCHASER'S CONTROL ACCOUNT" means an account established by the Purchaser and the Seller at such bank as reasonably determined by the Purchaser, in which the Purchaser shall deposit part of the Purchase Price, as specified in Section 2.1(c) of this Agreement, for each Eligible Program Contract purchased by the Purchaser from the Seller pursuant to this Agreement and from which the Seller shall make payments of the purchase price for each such Eligible Program Contract to the Dealer from which the Seller purchased such Eligible Program Contract. The Purchaser's Control Account shall be in the name of the Purchaser, and the Seller shall have authority to issued drafts on or authorize payments from such account only subject to the specific approval of the Purchaser.

     "REPURCHASE PRICE" means with respect to any Sold Program Contract that the Seller is obligated to repurchase, an amount equal to the sum of (a) the cash Purchase Price paid by the Purchaser for the purchase of such Contract pursuant to Section 2.3 of this Agreement, plus (b) any accrued but unpaid interest with respect to such Program Contract, plus (c) amounts expended by the Purchaser under the Sold Program Contract, and not reimbursed by the Obligor or some other Person, for collection, repossession and other costs related to the enforcement of Purchaser's security interest in the Financed Vehicle or collection of amounts due and payable by the Obligor(s) pursuant to the Sold Program Contracts, minus (d) all payments received by the Purchaser with respect to such Program Contract and applied as a reduction of the principal balance thereof.

     "SALE" means a sale of an Eligible Program Contract from the Seller to the Purchaser pursuant to this Sale Agreement.



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     "SALE AGREEMENT" or "AGREEMENT" means this Contract Sale Agreement, including the Seller's Contract Finance Program Guidelines and all exhibits to this Sale Agreement.

     "SALE ASSIGNMENT" or "ASSIGNMENT" means, with respect to any Sold Program Contract, the assignment in the form of Exhibit A hereto.

     "SALE DATE" means the date on which each Sold Program Contract is sold pursuant to this Sale Agreement.

     "SALES FINANCE COMPANY LICENSE" means a current license issued to the Seller authorizing it to purchase and sell Contracts in each state in which such license is required.

     "SCHEDULED TERMINATION DATE" means the date on which this Sale Agreement is scheduled to terminate, as set forth in Section 2.5 of this Sale Agreement.

     "SECURITIES" has the meaning ascribed thereto in Section 5.1(g).

     "SELLER'S CONTRACT FINANCE PROGRAM GUIDELINES" means the written credit, underwriting and purchasing policies and procedures (including Seller's published rate cards and program guidelines and such criteria as may be established by the Seller for Dealers to be eligible to offer and sell Contracts to the Seller) that are reasonably acceptable to the Purchaser and pursuant to which the Seller shall purchase Contracts from Dealers. Seller's Contract Finance Program Guidelines shall include, but not be limited to, minimum income requirements for an Obligor, maximum debt to income and monthly payment to income ratios for an Obligor, limitations on the amount to be advanced for the purchase of a Financed Vehicle and related services and products, limitations on the make, model, age, mileage and condition of a Financed Vehicle, minimum down payment requirements, in total dollars and as a percentage of the purchase price for a Financed Vehicle or the amount financed, minimum credit bureau and credit scores, maximum and minimum payment terms, maximum and minimum interest rates, maximum amounts to be paid as dealer finance income and/or dealer participation, minimum and maximum acquisition fees and purchase discounts applicable to the Seller's purchase of Contracts from Dealers, and such other criteria as the Seller, with the approval of the Purchaser, shall deem necessary or appropriate.

     "SELLER TERMINATION EVENT" See Section 7.1 of this Agreement.

     "SERVICER" means National Auto Finance Company, Inc. (the same entity as the Seller herein and sometimes referred to herein as "NAFI").

     "SERVICING AGREEMENT" means that certain Servicing Agreement by and between National Auto Finance Company, Inc., as the "Servicer," and the Purchaser, as the "Owner," dated as of the date of this Agreement, as such may be amended from time to time.



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     "SOLD PROGRAM CONTRACT" means a Program Contract sold by the Seller to the
Purchaser pursuant to Section 2.1 of this Sale Agreement.

     "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

     "TERM" means the term of this Sale Agreement, as set forth in Section 2.5 of this Sale Agreement.

     "TERMINATION EVENT" means a Seller Termination Event or a Purchaser Termination Event, as described in Sections 7.1 and 7.2 of this Agreement.

     "UCC" means the Uniform Commercial Code as in effect in the state where the Program Contract is originated.

1.2  USAGE OF TERMS.

     With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including," means "including without limitation." All section and article references shall be to sections and articles in this Agreement.


                                   ARTICLE II
                       SALE OF ELIGIBLE PROGRAM CONTRACTS

2.1  SALE AND PURCHASE OF ELIGIBLE PROGRAM CONTRACTS.

     (a) During the term of this Agreement and subject to the terms and conditions hereof, on each Business Day the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, all Eligible Program Contracts that have been purchased by the Seller from Dealers. Seller shall begin selling, and Purchaser shall begin purchasing, Eligible Program Contracts commencing on the Closing Date.

     (b) On each Business Day, the Seller shall (i) identify the Eligible Program Contracts to be sold by the Seller to the Purchaser pursuant to this Agreement and (ii) deliver to the Purchaser, via overnight delivery service, (A) a list of the Eligible Program Contracts to be sold


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by the Seller to the Purchaser, containing such information with respect to each such Contract as may be reasonably requested by the Purchaser, (B) an acknowledgment from the Servicer, in such form as may be reasonably acceptable to the Purchaser, stating that upon Purchaser's payment in full of the Purchase Price the Servicer is holding the Contract File for each such Contract as agent for the Purchaser, (C) the executed original of each such Contract, (D) an executed Sale Assignment for each such Contract, in the form of Exhibit A attached to this Agreement, (E) a copy of the application for the certificate of title or other evidence of title relating to the Financed Vehicle, (F) a copy of the Seller's internally prepared checklist for each such Contract indicating that all required documentation and procedures with respect to the Seller's purchase of each such Contract from a Dealer have been completed in accordance with the Seller's Contract Finance Program Guidelines, (G) an invoice prepared by the Seller for each such Contract setting forth a calculation of the Purchase Price therefor in accordance with the Fee Schedule attached as Exhibit B hereto, as such may be amended from time to time by the parties, and (H) with respect to each such Contract, a copy of the check drawn on the Purchaser's Control Account made payable to the Dealer from whom the Seller has purchased such Contract, or such other written authorization, as may be reasonably acceptable to the Purchaser and the drawee bank, for payment of funds from the Purchaser's Control Account to the Dealer from whom the Seller has purchased such Contract, in the amount of the purchase price to be paid by the Seller to the Dealer for the purchase of such Contract.

     (c) Upon receipt of the documents and instruments required to be delivered by the Seller to the Purchaser pursuant to Section 2.1(b) above, and subject to the conditions set forth in Section 3.1 of this Agreement, the Purchaser will consummate the purchase of each such Eligible Program Contract to be sold by the Seller and will pay the Purchase Price for each such Eligible Program Contract on the same Business Day, but in no event no later than the next Business Day. Payment of the Purchase Price for each Eligible Program Contract shall be made by (i) electronic funds transfer to the Purchaser's Control Account in the amount of the purchase price to be paid by the Seller to the Dealer for such Eligible Program Contract, as indicated by the information provided by the Seller to the Purchaser pursuant to Section 2.1(b)(ii)(F) above, and (ii) electronic funds transfer to such account as may be designated by the Seller in writing to the Purchaser the Fee and additional amounts as the Seller may be entitled pursuant to the Fee Schedule. In addition, simultaneous with the transfer of funds to the Purchaser's Control Account as payment of part of the Purchase Price for an Eligible Program Contract, the Purchaser will instruct the drawee bank at which the Purchaser's Control Account is held to honor the Seller's draft or other authorization for payment provided by the Seller to the Purchaser pursuant to Section 2.1(b)(ii)(F) above. Notwithstanding the provisions of this Section 2.1, Purchaser may decline to purchase an Eligible Program Contract, if Purchaser determines in good faith that all of the conditions precedent to the Purchaser's obligation to purchase such Eligible Program Contract, as set forth in Section 3.1 of this Agreement, have not been satisfactorily completed. The fact that the Purchaser shall have consummated the purchase of an Eligible Program Contract shall not be deemed a waiver by the Purchaser of any of the requirements of Section 3.1 of this Agreement or any breach by the Seller of any covenant, representation or warranty with respect to such Eligible Program Contract.



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     (d) The sale by the Seller of each Eligible Program Contract shall be without recourse by the Purchaser and its successors and assigns against Seller, except to the extent specifically provided for in this Agreement.

     (e) Prior to each Sale Date, Purchaser shall have the right to review the Electronic Contract Information for each Eligible Program Contract proposed to be sold by Seller. Purchaser may reject any Contract that in Purchaser's good faith judgment does not materially conform to any representation or warranty contained in Article IV. Purchaser shall have the right, in its sole discretion, to refuse to purchase any Eligible Program Contract for which a letter of guaranty has been provided by a Dealer to any financing entity or any Eligible Program Contract upon which any financing entity has exercised any rights or asserted any claims against any Dealer bonds.

2.2 PURCHASER'S ACCESS TO AND REVIEW OF INFORMATION RELATING TO OFFERED PROGRAM CONTRACTS.

     For purposes of Purchaser's review of the Electronic Contract Information for any Eligible Program Contract, Seller shall afford Purchaser, its counsel, accountants, and other representatives full access to the Electronic Contract Information related to such Eligible Program Contract and the books and records of Seller relating to such Eligible Program Contract, and to the extent necessary to evaluate the purchase of any Eligible Program Contract, Seller shall cause its officers and employees to provide such assistance and to furnish such reasonably available information in respect to such Eligible Program Contracts as Purchaser may from time to time request.

2.3  CONVEYANCE OF SOLD PROGRAM CONTRACTS BY SELLER.

     (a) Following payment of the Purchase Price by the Purchaser and execution and delivery of the Sale Assignment by the Seller, the ownership of each Sold Program Contract specified in such Sale Assignment and the Purchased Assets shall be vested in the Purchaser, and the Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any such Sold Program Contract.

     (b) The Seller shall indicate in its records that ownership of each Sold Program Contract and the Purchased Assets is held by the Purchaser or its assignee. In addition, the Seller shall respond to any inquiries with respect to ownership of any Sold Program Contract by stating that it is no longer the owner of such Sold Program Contract and that ownership of such Sold Program Contract is held by Purchaser or its assignee. Seller agrees to hold in trust for Purchaser any cash payments received in connection with a Sold Program Contract and shall remit such funds by wire transfer or in the form received within twenty-four (24) hours after their receipt to an account established by Purchaser.

     (c) The Seller agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments, notices and documents, and take all further action, that may


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be necessary or appropriate, or that the Purchaser may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Sold Program Contracts to the Purchaser or its assignee or to enable the Purchaser or its assignee to exercise or enforce any of its rights hereunder or under any Sale Assignment. Without limiting the generality of the forgoing, the Seller will promptly, upon the request of the Purchaser, execute and file or cause to be filed such financing or continuation statements, certificates of title or other title documentation in support of the lien of the Purchaser's assignee in the related Automobile, or amendments thereto or assignments thereof. The Seller hereby authorizes the Purchaser to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Sold Program Contracts and proceeds thereof without the signature of the Seller. Seller also hereby constitutes Purchaser, its permitted successors and assigns, as Seller's true and lawful attorneys, with full power of substitution, in the name of Seller or otherwise, whether in relation to tangible or intangible property, to transfer all right, title and interest in and to any Financed Vehicle, to execute and deliver any and all certificates, instruments and other documents necessary to effect such transfer of title, to endorse and collect any checks or other payments owed to Purchaser under the Sold Program Contract, to discharge any liens on Financed Vehicles and to modify or change, or request modification or change of, the loss payee or additional insured endorsement with respect to any insurance policy on a Financed Vehicle. Seller also grants Purchaser the right to use its name to collect from Dealers refundable insurance and warranty premiums included in the Amount Financed. Seller will provide Purchaser with its logo and any applicable trademarks for use on documents seeking collection of these amounts. Seller agrees that the foregoing powers are irrevocable notwithstanding any reason whatsoever, including, without limitation, Seller's dissolution, merger, consolidation or any other change in Seller. Seller will, at Purchaser's reasonable request, execute appropriate separate instruments evidencing the forgoing powers. Purchaser will indemnify and hold Seller harmless from any claims or liabilities arising from Purchaser's exercise of the powers granted in this Section. A copy of that Power of Attorney is attached hereto as Exhibit D.

2.4 INTENDED CHARACTERIZATION OF EACH TRANSACTION; GRANT OF SECURITY INTEREST IN FAVOR OF PURCHASER.

     It is the intention of the parties hereto that each transfer of Sold Program Contracts to be made hereunder shall constitute a purchase and sale and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transaction evidenced hereby constitutes a loan and not a purchase and sale, or a Governmental Authority determines that the Purchaser may not purchase or acquire Program Contracts, it is the intention of the parties hereto that this Sale Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Purchaser as of the date hereof a first priority security interest in all of the Seller's right, title and interest in, to and under each Sold Program Contract, and all proceeds thereof.



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2.5  TERM.

     The Term of this Agreement shall be for an initial period (the "Initial Period") commencing on the date hereof and ending on the last day of the third full calendar month following the Closing Date (such date, as such may be extended pursuant hereto, is hereinafter referred to as the "Scheduled Termination Date"). The Term of this Agreement shall be extended for an additional three (3) calendar months, unless the Purchaser or the Seller shall give written notice to the other party of its desire to terminate this Agreement at least fifteen (15) days prior to a Scheduled Termination Date. Either the Purchaser or the Seller shall be allowed to terminate this Agreement and its respective obligations under this Agreement (not including its indemnification obligations and such other obligations as shall survive termination of this Agreement, as specifically set forth herein) upon the earlier of (i) the Scheduled Termination Date, (ii) the passage of any applicable period of remedy and notice pursuant to Article VII, or (iii) after the Initial Period, the giving to the other party of at least thirty (30) days advance written notice of its desire to terminate this Agreement.


                                   ARTICLE III
                      CONDITIONS PRECEDENT TO EFFECTIVENESS
                       OF SALE AGREEMENT AND TO EACH SALE

3.1  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

     (a) The obligation of the Purchaser to purchase Eligible Program Contracts from the Seller pursuant to this Agreement is subject to the conditions precedent that the Purchaser shall have satisfactorily completed its due diligence review of the Seller and its operations and that the Purchaser shall have received the following, in form and substance satisfactory to the Purchaser, by the Closing Date, or such other date as may be specified for the receipt of such document or instrument by the parties. In the event Seller has not provided the following as set forth herein, a Seller Termination Event shall automatically occur.

          (i) The articles of incorporation of the Seller certified, as of a date no more than ten (10) days prior to the Closing Date, by the Secretary of State of Delaware.

          (ii) A good standing certificate from the State of Delaware, dated no later than ten (10) days prior to the Closing Date, and within twenty (20) days after the Closing Date ,from each state in which the Seller is required to qualify to do business as a foreign corporation, each of which shall be dated no later than thirty (30) days prior to the actual delivery date;

          (iii) A list of states in which the Seller is qualified to engage in business and has obtained a Sales Finance Company License or a collection agency license, and a copy of each Sales Finance Company License and collection agency license;

          (iv) A power of attorney from the Seller, in substantially the form of Exhibit D attached hereto, which power shall entitle the Purchaser certain irrevocable rights to effect the transfer of Sold Program Contracts, to effect the transfer and sale of the Financed Vehicles securing the Sold Program Contracts, to effect the transfer and release of any lien on any such Financed Vehicle, to recover proceeds under any Insurance Policy relating to the Sold Program Contracts, and to effect the sale of and recovery of proceeds with respect to the Purchased Assets;

          (v) A certificate of the Secretary or Assistant Secretary of the Seller (on which certificate the Purchaser may conclusively rely until such time as it shall receive from the Seller a revised certificate meeting the requirements of this subsection) certifying as of the Closing Date: (A) the names and true signatures of the officers authorized on its behalf to sign this Sale Agreement, the power of attorney and any Sale Assignment, (B) a copy of the Seller's articles of incorporation and bylaws, and (C) a copy of the resolutions of the board of directors of the Seller approving this Sale Agreement and the transactions contemplated hereby;

          (vi) An Officer's Certificate in the form of Exhibit E hereto;

          (vii) Acknowledgment copies of proper financing statements
(Form UCC-1), duly filed with the appropriate Governmental Authorities, in respect of Sold Program Contracts naming the Seller as the debtor and the Purchaser as the secured party, or other similar instruments or documents as may be necessary or, in the opinion of the Purchaser, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchaser's ownership interests in all Sold Program Contracts;

          (viii) The favorable Opinion of Seller's outside counsel satisfactory to the Purchaser, in substantially the form of Exhibit F attached to this Agreement;

          (ix) The Seller's Contract Finance Program Guidelines;

          (x) A list of all Dealers, separated by state in which each Dealer is located, from which the Seller has purchased in any calendar month during the period January 1999 through January 2000 greater than one-half percent (0.5%) of the total dollar amount of Automobile retail installment sale contracts purchased during any such month, which list shall include, for each such calendar month during such period, the number of such Contracts purchased and the dollar amount of such Contracts purchased;

          (xi) A list and detailed description of material pending and threatened litigation to which the Seller or any of its Affiliates or assets may be subject;

          (xii) A copy of the balance sheet and related statements of income and retained earnings and changes in financial position of the Seller and its consolidated Subsidiaries for the year ended December 31, 1998, and the calendar quarter ended September 30, 1999, which either shall be audited statements or shall be certified by the Chief Financial Officer of the Seller as being true and correct and fairly reporting the financial condition and results of operations of the Seller and its consolidated Subsidiaries at and for the year and calendar quarter, respectively, then ended in accordance with generally accepted accounting principles consistently applied, and stating that the Seller and its Subsidiaries are paying their debts as they mature, and neither the Seller nor any Subsidiary has incurred debts beyond its ability to pay as they mature; and

          (xiii) Such other approvals, consents, opinions, documents and instruments, as the Purchaser may reasonably request in writing prior to the Closing Date, to be delivered by the Seller to the Purchaser at such time as reasonably requested by the Purchaser.

Upon the receipt by the Purchaser of the items referred to in Paragraphs (i) through (xiii) of this Section 3.1(a) that are required to be delivered by the Seller to the Purchaser on or prior to the Closing Date, the Purchaser shall notify the Seller in writing that the conditions precedent to the effectiveness of this Sale Agreement have been satisfied and that this Sale Agreement is effective as of the date and time specified in such notice.

         (b) (i) Each Sale from the Seller to the Purchaser shall be subject to the following additional conditions precedent that on the related date of such Sale, the Seller shall have certified in the related Sale Assignment executed by the Seller and delivered to the Purchaser that (except as specifically disclosed in such Sale Assignment or in writing and specifically consented to by the Purchaser, in its sole discretion):

               (A) The representations and warranties of the Seller set forth in Sections 4.1 and 4.2 are true and correct on and as of such date, before and after giving effect to such Sale and to the application of the proceeds therefrom, as though made on and as of such date;

               (B) No event has occurred which, with notice or the passage of time, would constitute a Seller Termination Event;

               (C) The Seller is in compliance with each of its covenants set forth herein;

               (D) The Scheduled Termination Date has not occurred; and

               (E) The Program Contract described in the Assignment and to which the Assignment relates is an Eligible Program Contract;

          (ii) The Seller shall have taken such other actions, including delivery to the Purchaser of such approvals, consents, opinions, additional information with respect to the Seller, documents and instruments, as the Purchaser may reasonably request; and

          (iii) The Purchaser or the Servicer acting as agent for and on behalf of the Purchaser shall have received from the Seller, in satisfactory form, the following:

          (A) The Contract File for each and every Sold Program Contract;

          (B) The Seller's internally prepared checklist indicating that all required documentation and procedures with respect to the Seller's purchase of the Eligible Program Contract from a Dealer have been completed in accordance with the Seller's Contract Finance Program Guidelines;

          (C) The buy data for each and every Sold Program Contract setting forth all amounts paid (and with respect to Dealer participation, to be paid) by the Seller to the Dealer, together with such other information as may be reasonably requested by the Purchaser to evidence that the Dealers have been paid in full (excepting Dealer participation, which may be paid in installments) by the Seller for each and every Sold Program Contract;

          (D) A power of attorney from each named lienholder, if any other than Seller individually, on any Financed Vehicle, which power shall entitle the Seller, with full right of substitution, certain irrevocable rights to effect the transfer of the Financed Vehicle or any lien on the Financed Vehicle; and

          (E) (1) For the first Sale Date occurring after the forty-fifth (45th) day after the end of a calendar quarter, a balance sheet and related statement of income, in conformity with the requirements of Section 3.1(a)(xii), at and for the year-to-date period ending on the last day of the calendar quarter immediately preceding such Sale Date; (2) within one hundred twenty (120) days after the end of the Seller's fiscal year, commencing with the fiscal year ending December 31, 1999, a balance sheet as at the end of such year and the related statements of income and retained earnings and changes in financial position for the Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an audit report of a firm of independent public accountants of recognized national standing and membership of AICPA stating that such firm has audited the financial statements of the Seller and its consolidated Subsidiaries and issued its report thereon and that such audit was made in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances and that the financial statements of the Seller and its consolidated Subsidiaries report the financial condition and results of operations of the Seller and its consolidated Subsidiaries at and for the years then ended in accordance with generally accepted accounting principles consistently applied, without a qualification arising out of the scope of the audit; and (3) with the delivery of each such financial statement, a certificate from the Chief Financial Officer of the Seller stating that the Seller and its Subsidiaries are paying their debts as they mature, neither the Seller nor any Subsidiary has incurred debts beyond its ability to pay as they mature, and there has not occurred any material adverse change in the financial condition or results of operations of the Seller or any Subsidiary since the date of the most recent financial statements delivered by the Seller to the Purchaser pursuant to either Section 3.1(a)(xii) of this Agreement or this Section 3.1(b)(iii)(E).

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

4.1  GENERAL REPRESENTATIONS AND WARRANTIES OF SELLER.

     The Seller represents and warrants to the Purchaser, as of the date hereof and on each subsequent date on which a Sale is made, as follows:

     (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified and which failure to qualify could have a material adverse affect on Seller;

     (b) The Seller has the power and authority to own and convey all of its properties and assets and to execute and deliver this Sale Agreement and to perform the transactions contemplated hereby;

     (c) The execution, delivery and performance by the Seller of this Sale Agreement and the transactions contemplated hereby, (i) have been duly authorized by all necessary action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default under (A) the Seller's articles of incorporation and bylaws, (B) any contractual restriction with respect to any Debt of the Seller or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on or affecting the Seller or its property or (C) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to, binding on or affecting the Seller or its property, and (iii) do not result in or require the creation of any Adverse Claim;

     (d) This Sale Agreement has been, and each Sale Assignment executed and delivered by the Seller will have been, when so executed and delivered, duly executed and delivered on behalf of the Seller;

     (e) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Seller of this Sale Agreement or for the perfection of or the exercise by the Purchaser of any of its rights or remedies hereunder, each of which has been obtained and complete copies of which have been provided to the Purchaser;

     (f) This Sale Agreement and each Sale Assignment delivered by the Seller is (or will be if not executed and delivered as of the date hereof) the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms;

     (g) There is no pending or threatened action, suit or proceeding, against or affecting the Seller, its Affiliates, its officers, or the property of the Seller, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Sale Agreement, (ii) seeking to prevent the sale and assignment of any Program Contract or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Seller of this Sale Agreement, (B) the validity or enforceability of this Sale Agreement,
(C) any Program Contract or (4) the federal income tax attributes of the Sales.

     (h) No injunction, writ, restraining order or other order of any material nature adverse to the Seller or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Sale Agreement has been issued by a Governmental Authority;

     (i) No defaulted Debt exists under any instrument or agreement evidencing, securing or providing for the issuance of Debt of the Seller;

     (j) The principal place of business and chief executive office of the Seller are located at the address of the Seller set forth in the designated space beneath its signature line in this Sale Agreement and, there are now no, and during the past four months there have not been, any other locations where the Seller is located (as that term is used in the UCC in the state of such location) except that, with respect to such changes occurring after the date of this Sale Agreement, as shall have been specifically disclosed to the Purchaser in writing;

     (k) The legal name of the Seller is as set forth at the beginning of this Sale Agreement and the Seller has not changed its name since February 1, 1997, and during such period, the Seller did not use, nor does the Seller now use any trade-names, fictitious names, assumed names or "doing business as" names other than "Auto Credit Clearing House" or "ACCH," except with respect to such changes occurring after the date of this Sale Agreement, as shall have been specifically disclosed to the Purchaser in writing;

     (l) The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Sale Agreement; the Seller is paying its debts as they mature; the Seller has not sold any Program Contract to the Purchaser with intent to hinder, delay or defraud any entity to which the Seller was, or may become, after the date that such transfer was made, indebted; the Seller's sale of any Program Contract to the Purchaser has been and will be made for reasonably equivalent value and fair consideration; the Seller has not incurred debts beyond its ability to pay as they mature; and the Seller, after giving effect to the transactions contemplated by this Sale Agreement, will have adequate assets to conduct its business in the foreseeable future;

     (m) For federal income tax, reporting and accounting purposes, the Seller will treat the sale of each Sold Program Contract sold pursuant to this Sale Agreement as a sale, or absolute assignment, of its full right, title and ownership interest in such Sold Program Contract to the Purchaser, and the Seller has not and will not account for or treat the transactions contemplated by this Sale Agreement in any other manner;

     (n) The Seller has and maintains all permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities (including, without limitation, Sales Finance Company Licenses, if any, necessary for (i) the activities and business of the Seller as currently conducted and as proposed to be conducted, (ii) the ownership, use, operation and maintenance of its properties, facilities and assets, (iii) the performance by the Seller of this Sale Agreement, and (iv) the performance by the Seller of its duties, responsibilities and obligations under the Servicing Agreement;

     (o) The Seller has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Seller;

     (p) To the best knowledge of the Seller, each pension plan or profit sharing plan to which the Seller is a party has been fully funded in accordance with the obligations of the Seller set forth in such plan;

     (q) To the best knowledge of the Seller, there has not occurred any event which has or is reasonably likely to have a material adverse effect on the Seller's ability to perform its obligations under this Sale Agreement;

     (r) The consolidated balance sheet of the Seller and its consolidated Subsidiaries as of December 31, 1998, and the related statements of income and shareholders' equity of the Seller and its consolidated Subsidiaries for the fiscal year then ended, which have been certified by an independent certified public accountant, together with all quarterly reports with respect to completed fiscal quarters occurring after such fiscal year until September 30, 1999, copies of which have been furnished to the Purchaser, fairly present the consolidated financial condition, business and operations of the Seller and its consolidated Subsidiaries as at such dates and the consolidated results of operations of the Seller and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied, and since September 30, 1999, there has not occurred any material adverse change in the financial condition, business or operations of the Seller or any Subsidiary, except as specifically disclosed by the Seller to the Purchaser in a writing delivered prior to or simultaneously with its execution and delivery of this Agreement;

     (s) The Seller has valid business reasons for selling its interests in the Sold Program Contracts rather than obtaining a loan with the Sold Program Contracts as collateral;

     (t) The Seller has not disclosed and will not disclose to any Dealer or Obligor under an Eligible Program Contract the existence of any insurance which has been or may be purchased by the Purchaser to protect its interests under the Eligible Program Contract;

     (u) All information heretofore or hereafter furnished with respect to the Seller to the Purchaser in connection with any transaction contemplated by this Sale Agreement is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

4.2  REPRESENTATIONS AND WARRANTIES OF SELLER AS TO THE CONTRACTS.

     With respect to each Program Contract sold pursuant to this Sale Agreement, Seller represents and warrants to Purchaser as follows on such Sale Date:

     (a) Each Program Contract (i) arises from the sale of an Automobile as to which delivery and acceptance has been fully performed by the Obligor and the Dealer party thereto, (ii) arises from the normal course of the Dealer's business, (iii) the Obligor of which is a natural person residing in any state,
(iv) the Obligor of which is not a government or a governmental subdivision or agency, (v) the Obligor of which is not a minor and has full power and capacity to enter into such Program Contract, (vi) is denominated and payable in dollars in the United States, (vii) is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms,
(viii) is not subject to any dispute, litigation, counterclaim or defense, or any offset, right of offset, or any exercisable right of rescission, (ix) has an original term to maturity of not less than 24 and not more than 72 months, (x) provides for equal monthly payments that will cause the Program Contract to fully amortize during its term, (xi) has an APR of not less than the lesser of
(A) the rate as determined in accordance with the Seller's Contract Finance Program Guidelines or (B) the maximum interest rate permitted by law with respect to such Program Contract, (xii) together with the contract applicable thereto, does not contravene any requirements of law applicable thereto, (xiii) is a Program Contract with respect to which all required consents, approvals and authorizations have been obtained, (xiv) is a Program Contract secured by a purchase money security interest in the Financed Vehicle that has been recorded or applied for in the name of the Seller and assigned to the Purchaser, which security interest is or is reasonably expected to be in full force and effect, in each case, subject to no prior or equal liens, claims or encumbrances, (xv) was purchased by the Seller using and conforming to the Seller's Contract Finance Program Guidelines, (xvi) requires the Seller to be named as loss payee or beneficiary (as applicable) under an insurance policy with respect to the Financed Vehicle related to such Program Contract and entitles the Seller to the benefits of such insurance policy, (xvii) requires no additional action by the Seller before becoming a valid and binding obligation of the Obligor thereunder, enforceable against such Obligor in accordance with its terms, (xviii) relates to a Financed Vehicle with respect to which the Obligor made at least the minimum down payment as specified in the Seller's Contract Finance Program Guidelines and in the form and manner described in the Seller's Contract Finance Program Guidelines, including, but not limited to a down payment that is made with the Obligor's own cash money and that is not borrowed, deferred (except for deferred payments that are allowed by law and disclosed as deferred in the Contract) or obtained as a cash advance on a credit card or other open line of credit, and (xix) complies in all respects with the requirements of the Purchaser's Contract Requirements set forth in Exhibit C attached to this Agreement.

     (b) Each Program Contract was originated by a Dealer that had all necessary licenses and permits to originate Program Contracts in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by the Seller from such Dealer under an existing Dealer Agreement with the Seller, and was validly assigned by the Dealer to the Seller.

     (c) Each Program Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security.

     (d) Each Program Contract was originated by a Dealer to an Obligor and was sold by the Dealer to the Seller without any fraud or material misrepresentation on the part of such Dealer.

     (e) Each Program Contract complied at the time it was purchased by the Seller, including the sale of any related physical damage, credit life and credit accident and death insurance, Gap or debt cancellation coverage, and any extended service contract at the time it was originated or made, and as of the Sale Date in all material respects with all requirements of applicable federal, state and local laws and regulations, including usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Rees-Levering Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, other consumer credit laws and equal credit opportunity and disclosure laws and other applicable legal requirements.

     (f) The Program Contract has not been satisfied, subordinated or rescinded, and the related Financed Vehicle has not been released from the lien granted by such Program Contract, in whole or in part.

     (g) No provision of any Program Contract has been waived, altered, extended, revised or otherwise modified in any respect since its origination. No Program Contract has been modified as a result of the Soldier's and Sailor's Relief Act of 1940, as amended.

     (h) The title certificate for each Financed Vehicle either (A) shows the Purchaser or the Seller or their nominee named as the original secured party under the applicable Program Contract, or (B) has been applied for in the name of the Purchaser or Seller or their nominee. If the Program Contract was originated in a state in which a filing or recording is required of the secured party to perfect a security interest in motor vehicles, such filing or recording has been duly made to show the Purchaser or Seller or their nominee named as the original secured party under the related Program Contract. Immediately after the sale, transfer and assignment thereof to the Purchaser, each Program Contract will be secured by an enforceable and perfected security interest in the Financed Vehicle in favor of the Purchaser or Seller as secured party, which security interest is prior to all other liens and security interests in such Financed Vehicle (except, as to priority, for any lien for taxes, labor or materials affecting an Automobile that attach to the Financed Vehicle after the sale of the Program Contract) and which lien is not a preference under Section 544 of the United States Bankruptcy Code. For purposes of this section, Seller also represents and warrants that the lien, as applied for pursuant to the requirements herein, will be obtained in a timely manner such as not to adversely affect the interests of Purchaser in the Financed Vehicle.

     (i) To the best of Seller's knowledge, no liens or claims have been asserted or filed for taxes, work, labor or materials relating to the Financed Vehicle that are liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the applicable Program Contract, and the Obligor has good and marketable title to the Financed Vehicle subject to no liens other than the security interest under the Program Contract.

     (j) Upon sale hereunder, such Program Contract has not been sold, transferred, assigned, offered for purchase, or pledged by the Seller to any Person other than the Purchaser; the Seller has good and marketable title to such Program Contract free and clear of all liens and rights of others claiming by or through the Seller (other than the rights of the Obligor to the Financed Vehicle thereunder) and, following the Sale Date, the Purchaser shall have good and marketable title to such Program Contract, free and clear of all liens and rights of others claiming by or through the Seller (other than the rights of the Obligor to the Financed Vehicle thereunder).

     (k) Such Program Contract has not been purchased by the Seller from a Dealer in, nor is it subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Program Contract pursuant to this Sale Agreement is unlawful, void or voidable. No agreement has been entered into with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Program Contract.

     (l) There is only one originally executed contract for each Program
Contract.

     (m) Such Program Contract constitutes "chattel paper" as defined in the UCC.

     (n) Such Program Contract has not been included in a "fleet sale" (i.e., a sale to a single Obligor of more than five (5) vehicles).

     (o) All amounts due and payable by the Seller to the Dealer under the Dealer Agreement with respect to such Program Contract have been paid, and no Dealer has any rights in, or claims against, the Program Contract.

     (p) The Seller has indicated in its computer files that such Program Contract has been sold to the Purchaser.

     (q) The Seller has done nothing to convey any right to any Person that would result in such Person having a right to payments due under such Program Contract or otherwise to impair the rights of the Purchaser in any Program Contract or the proceeds thereof.

     (r) No Program Contract is assumable by another Person in a manner that would release the Obligor thereof from such obligor's obligations to the Purchaser with respect to such Program Contract.

     (s) No selection procedures adverse to the Purchaser have been utilized in selecting such Program Contract from all other Program Contracts purchased and/or owned by the Seller.

     (t) To the best of Seller's knowledge, as of the Sale Date, no Obligor is subject to a current bankruptcy proceeding. As of the Sale Date, the Program Contract is current with regard to payment and is not otherwise in default according to its terms and conditions.

     (u) Each Program Contract is a fully amortizing simple interest receivable that provides for level monthly payments which, if made when due, shall fully amortize the Amount Financed over the original term.

4.3  SURVIVAL OF SELLER'S REPRESENTATIONS AND WARRANTIES

     It is understood and agreed that the representations and warranties set forth in this Article IV, measured as of the dates made, shall survive the sale of the Sold Program Contracts to the Purchaser and any assignment of a Sold Program Contract by the Purchaser to any subsequent assignee and shall continue so long as any Sold Program Contract shall remain outstanding with regard to payment thereunder and shall remain subject to any outstanding terms and conditions. The Seller acknowledges that the Purchaser may assign all of its right, title and interest in and to the Sold Program Contracts and its right to exercise the remedies created by this Article IV hereof to a subsequent assignee. The Seller agrees that, upon such assignment, any subsequent assignee may enforce directly, without joinder of the Purchaser, the repurchase obligations of the Seller set forth in Section 4.4 with respect to breaches of the representations and warranties set forth in Sections 4.1 and 4.2 hereof.

4.4  REPURCHASE OBLIGATIONS OF SELLER.

     (a) Upon discovery by Seller or Purchaser of (i) a breach of any representation or warranty of Seller set forth in Section 4.1 or 4.2 hereof that materially adversely affects the value of any Sold Program Contract, the collectibility of payments or proceeds under or with respect to any Sold Program Contract, the interest of Purchaser in any Sold Program Contract or the properties or rights with respect to any Sold Program Contract conveyed by the Seller to the Purchaser pursuant to this Agreement, (ii) a material breach of any covenant or obligation of Seller with respect to any Sold Program Contract set forth in Article II or Article V, or (iii) a material data error with respect to a Sold Program Contract caused by or resulting from the boarding or servicing of the Sold Program Contract prior to the Sale Date, the party discovering such breach shall give prompt written notice to the other (the Purchaser agrees to use reasonable efforts to provide the Seller any such written notice within forty-five (45) days after the Purchaser shall have learned of any such breach or circumstance), and Seller shall be obligated to cure such breach in all material respects within thirty (30) days after its receipt of such notice. If such breach is not cured by Seller within such period, then, in such event, within five (5) days after Purchaser's delivery to Seller of written demand, Seller shall repurchase the related Sold Program Contract by delivering to or upon the order of Purchaser an amount equal to the Repurchase Price.

     (b) Upon such repurchase and the payment of the Repurchase Price, the Purchaser or any subsequent assignee shall execute and deliver an assignment and the Purchaser or any subsequent assignee shall assign to Seller, all of the Purchaser's or any subsequent assignee's right, title and interest in such repurchased Sold Program Contract, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Purchaser or any subsequent assignee, other than liens, charges or encumbrances created or arising out of this Sale Agreement. The Purchaser and any subsequent assignee agree that it will promptly execute and deliver and take all further action that may be necessary or appropriate, or that the Seller may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of such Sold Program Contract to Seller pursuant to Section 4.4(a). In the event Seller does not repurchase a Sold Program Contract as required by subsection (a) above, any action taken by Purchaser to sell or liquidate a Sold Program Contract or the related Financed Vehicle in good faith and in a commercially reasonable manner shall be final and conclusively binding upon Seller in determining the amount payable by Seller to Purchaser under Section 4.4(a) hereof. If the Purchaser shall proceed, in good faith, with the liquidation of a Sold Program Contract or the repossession and/or liquidation of the related Financed Vehicle prior to the Seller's repurchase of the Sold Program Contract as required by subsection (a) above, then Seller shall reimburse the Purchaser for reasonable out-of-pocket expenses incurred by the Purchaser in connection with such process, which, if not included in the calculation of the Repurchase Price pursuant to its definition as set forth in Section 1.1 hereof, shall be in addition to the Repurchase Price payable by Seller.


                                    ARTICLE V
                         SPECIAL COVENANTS OF THE SELLER

5.1  ADDITIONAL COVENANTS OF SELLER.

     During the Term of this Sale Agreement, the Seller shall, unless the Purchaser shall otherwise consent in writing:

     (a) Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Program Contracts;

     (b) Preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization and all necessary Sales Finance Company Licenses;

     (c) Cause to be delivered to the Purchaser within fifteen (15) days after any extension of the Scheduled Termination Date (i) an Officer's Certificate of the Seller in the form of Exhibit E, dated the date of such delivery; (ii) a Secretary's Certificate of Seller in the form required by Section 3.1(a)(v) hereof, dated the date of such delivery; and (iii) an opinion of counsel, in form and substance satisfactory to the Purchaser, reaffirming as of the date of its delivery the opinion of counsel with respect to the Seller and delivered to the Purchaser on the Closing Date pursuant to Section 3.1(a)(viii) hereof;

     (d) Furnish, or cause to be furnished, to the Purchaser, as soon as available the financial statements of Seller required to be delivered pursuant to Section 3.1(b)(iii)(E) of this Agreement;

     (e) Promptly after the occurrence thereof, provide written notice to the Purchaser of any pending or threatened action, suit or proceeding of a type described in Section 4.1(g);

     (f) As soon as possible and in any event within five (5) days after the occurrence of a Seller Termination Event (including, without limitation, a material adverse change in the financial condition of the Seller) or each event which, with the giving of notice or lapse of time or both, would constitute a Seller Termination Event, the statement of an officer of the Seller setting forth complete details of such Seller Termination Event and the action which the Seller has taken, is taking and proposes to take with respect thereto;

     (g) Promptly provide and verify the accuracy of any information concerning the Seller required for any offering document with respect to the sale of asset-backed securities backed by the Sold Program Contracts (the "Securities"), which may include information relating to the Seller and its operations in connection with the origination of Program Contracts, and such information may be published in such offering documents and relied upon by the Purchaser and the assignee of the Purchaser;

     (h) Acquire, maintain, and provide to the Purchaser such information as the Purchaser may reasonably require (at least semi-annually) from time to time regarding any Dealer whose Automobile sales are financed or are to be financed by Program Contracts which are sold or to be sold hereunder and shall represent that such information is, to the best knowledge of the Seller, true and correct. To the extent Seller has the right, by agreement or otherwise, to inspect or audit the books and records of any Dealer, the Seller shall allow the Purchaser, at its expense, to exercise such right on the Seller's behalf;

     (i) Maintain, at its own expense, with responsible insurance companies such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses. No provision of this Section 5.1(i) requiring insurance shall relieve the Seller from its duties and obligations as set forth in this Sale Agreement. The Seller shall be deemed to have complied with this provision, in whole or in applicable part, if one of its Affiliates has such applicable policy or policies and, by the terms thereof, the coverage afforded thereunder extends to the Seller. The Seller shall, upon the request of the Purchaser, file with the Purchaser a list of the insurance then in effect, stating the names of the insurance companies, the amounts of the insurance, the dates of the expiration thereof, and the properties and risks covered thereby. Each policy required by this Section 5.1(i) shall not be canceled or modified in a materially adverse manner without ten (10) days' prior written notice to the Purchaser;

     (j) Promptly, deliver to the Purchaser, from time to time, such other information, documents, records or reports respecting the Program Contracts or the condition or operations, financial or otherwise, of the Seller or any of its Subsidiaries, as the Purchaser may, from time to time, reasonably request (including, but not limited to, such information, documents, records or reports which the Purchaser is requested or required by applicable law to provide to a third party, including any Governmental Authority).

5.2  RIGHT OF PURCHASER TO AUDIT SELLER'S OPERATION.

     Upon receipt of seven (7) days' prior written notice, Seller shall permit Purchaser to audit Seller's operations at Seller's locations. Such audit shall be limited to a review of those items that relate to this Agreement. Such audit shall be during Seller's normal business hours. All of Purchaser's costs for such audit shall be borne by Purchaser, unless the results of such audit shall indicate that a Seller Termination Event has occurred which at the time of such audit was known by the Seller and with respect to which the Purchaser has not received notice, in which event the Seller shall pay the Purchaser's costs of such audit. In lieu of an audit at the Seller's location, Purchaser may, from time to time, request that information, documents or records required pursuant to such audit be sent to Purchaser.

5.3  OBLIGATION OF SELLER TO PRODUCE CONTRACT FORMS TO PURCHASER.

     Seller shall provide Purchaser with copies of all contracts, agreements or other forms that will be included in the Contract File or included in the Purchased Assets. Purchaser shall have the right to approve all such forms before its purchase of any Program Contracts under this Agreement.

5.4 DUTIES OF SELLER WHILE ACTING AS SERVICER; SELLER SHALL PROVIDE ASSISTANCE WITH RESPECT TO CONVERSION OF DATA.

     Seller shall be responsible, in its capacity as Servicer under the Servicing Agreement, for retaining and maintaining, as custodian and bailee for the Purchaser, the Electronic Contract Information and Contract Files with respect to the Sold Program Contracts (not including the original Contract and title certificate for each Sold Program Contract, which shall be delivered by the Seller to the Purchaser pursuant to Section 2.1(b) of this Agreement). Seller shall use its best efforts to cure all documentation exceptions and deficiencies with respect to the Sold Program Contracts, including obtaining missing title certificates and correcting lienholder and owner information on title certificates, and further shall use its best efforts to (a) correct all data errors with respect to the Sold Program Contracts caused by or resulting from its receipt, transmission, maintenance, modification, updating, processing and use of the Electronic Contract Information during such time as it has acted as the Servicer of the Sold Program Contracts pursuant to the Servicing Agreement and
(b) correct all material errors and mistakes in the conversion of electronic data with respect to the Sold Program Contracts to the Purchaser's, or its designated servicer's, servicing system, if and when any such conversion shall take place (Seller understands and agrees that its failure to have collection agency licenses in all jurisdictions in which it purchases Contracts from Dealers may prevent it from acting as the Servicer under the Servicing Agreement for some Sold Program Contracts, in which event the Seller shall deliver the entire Contract File and the Electronic Contract Information for such Sold Program Contracts to the Purchaser or its designated servicer), except for errors or mistakes caused by the negligence, recklessness, bad faith or misconduct of the Purchaser or its designated servicer or any of their representatives or employees. Purchaser may require Seller to repurchase at the Repurchase Price, as more particularly described in Section 4.4 of this Agreement, any Sold Program Contract that is subject to any material data error caused by or resulting from any acts or omissions of the Seller. Except for the specific obligations of Seller set forth in this Section 5.4, Seller shall have no obligation to the Purchaser for the reimbursement of costs incurred by the Purchaser in connection with the conversion of electronic data with respect to the Sold Program Contracts to Purchaser's, or its designated servicer's, servicing system.


                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

6.1  GENERAL REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     The Purchaser represents and warrants to the Seller as of the date hereof and on each subsequent date on which a Sale is made, as follows:

     (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with the power and authority to own its properties and to conduct its business.

     (b) Purchaser is duly qualified to do business, in good standing and possesses all of the necessary licenses and approvals in all jurisdictions where failure to do so would adversely affect its ability to perform its obligations under this Sale Agreement or the enforceability or collectibility of the Sold Program Contracts.

     (c) Purchaser has the power, authority and legal right to execute and deliver this Sale Agreement and to carry out its terms, and the execution, delivery and performance of this Sale Agreement has been duly authorized by Purchaser by all necessary corporate action.

     (d) This Sale Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

     (e) The execution, delivery and performance of this Sale Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of or constitute (with or without notice or lapse of time) a default under the articles of incorporation or bylaws of the Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which Purchaser is a party or by which Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or constitute a violation of any law, order, rule or regulation applicable to Purchaser or its properties of any Governmental Authority having jurisdiction over Purchaser or any of its properties.

     (f) There are no proceedings or investigations pending, or, to Purchaser's knowledge, threatened, before any Governmental Authority having jurisdiction over Purchaser or any of its properties: (i) asserting the invalidity of this Sale Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Sale Agreement, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by Purchaser of its obligations under, or the validity or enforceability of, this Sale Agreement.


                                   SECTION VII
                     SELLER AND PURCHASER TERMINATION EVENTS

7.1  SELLER TERMINATION EVENTS.

     For purposes of this Agreement, each of the following shall constitute a Seller Termination Event (each, a "Seller Termination Event") hereunder:

     (a) Any failure by the Seller to deliver to or upon the order of Purchaser any proceeds or payment required to be so delivered under the terms of this Agreement, which failure continues for a period of three (3) Business Days after discovery by the Seller or written notice of such failure given to Seller by Purchaser;

     (b) Failure on the part of the Seller duly to observe or perform in any material respect any other covenant or agreement of the Seller set forth in this Agreement, which failure continues for a period of ten (10) Business Days after discovery by the Seller or written notice of such failure given to the Seller by Purchaser;

     (c) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator, receiver, or liquidator for the Seller in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

     (d) The consent by the Seller to the appointment of a trustee in bankruptcy, conservator, or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to any one or more Seller or relating to all or substantially all of its property; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or any judgment or order for the payment of money in excess of $25,000 in the aggregate against the Seller shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more;

     (e) Any representation, warranty, covenant or statement of the Seller made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and within ten (10) Business Days after the Seller has learned of such circumstance or after written notice thereof shall have been given to the Seller by Purchaser, the circumstance or condition in respect of which such representation, warranty, covenant or statement was incorrect shall not have been eliminated or otherwise cured to the satisfaction of Purchaser;

     (f) A material number of Sold Program Contracts (five percent (5%) or more) purchased by the Purchaser from the Seller during any calendar month fail to comply, in any material respect, with the Seller's Contract Finance Program Guidelines or the Seller's representations and warranties with respect thereto set forth in Section 4.2 of this Agreement (as determined by the Purchaser, in its reasonable judgment, from a review of a random sample, consisting of a statistically significant number, of Sold Program Contracts during such calendar month), and within ten (10) days after the Seller has learned of such circumstance or after written notice thereof shall have been given to the Seller by Purchaser, the cause for such noncompliance shall not have been eliminated or otherwise cured to the reasonable satisfaction of the Purchaser, or in the alternative, if reasonably recommended by the Purchaser, the Seller shall have refused to accept a reduction in the amount of the Fee to be paid by the Purchaser for the future purchase of Eligible Program Contracts pursuant to this Agreement;

     (g) A deterioration has taken place in the quality of the Sold Program Contracts purchased by the Purchaser from the Seller pursuant to this Agreement or in the collectibility thereof, which the Purchaser, in its reasonable judgment, determines to be material and the Seller is unwilling, within ten (10) days after receipt of written notice thereof, to revise the Seller's Contract Finance Program Guidelines and/or reduce the Purchase Price applicable to future sales of Contracts pursuant to this Agreement to the extent recommended by the Purchaser to cover the financial risk, exposure and/or loss reasonably anticipated to be incurred by the Purchaser as a result of such deterioration;

     (h) The Purchaser shall reasonably determine that it will suffer material economic or financial harm from its future purchase of Eligible Program Contracts from the Seller pursuant to this Agreement, and the Seller is unwilling, within fifteen (15) days after receipt of written notice thereof, to revise the Seller's Contract Finance Program Guidelines and/or reduce the Purchase Price applicable to future sales of Contracts pursuant to this Agreement to the extent recommended by the Purchaser to eliminate the economic or financial harm that will be realized by the Purchaser from its future purchase of Contracts pursuant to this Agreement;

     (i) The Purchaser and the Seller are unable to mutually agree upon the terms and provisions of the Seller's Contract Finance Program Guidelines, and the Purchaser shall have provided the Seller with at least ten (10) days' prior written notice of its desire to terminate this Agreement because of such event or circumstance; or

     (j) Seller does not offer for sale to the Purchaser during any full calendar month at least one hundred (100) Eligible Program Contracts.

7.2  PURCHASER TERMINATION EVENTS.

     Any of the following acts or occurrences shall constitute a Purchaser Termination Event (each, a "Purchaser Termination Event"):

     (a) So long as no Seller Termination Event has occurred or no notice of the termination of this Agreement shall have been given by the Purchaser to the Seller pursuant to Section 7.3 of this Agreement, any failure by Purchaser to purchase Eligible Program Contracts on each applicable Sale Date or to pay any amounts due pursuant to this Agreement, which failure continues for a period of three (3) Business Days after discovery by Purchaser or written notice of such failure given to Purchaser by Seller;

     (b) Failure on the part of Purchaser duly to observe or perform in any material respect any other covenant or agreement of Purchaser set forth in this Agreement, which failure continues for a period of ten (10) Business Days after discovery by Purchaser or written notice of such failure given to Purchaser by Seller.

     (c) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator, receiver, or liquidator for Purchaser in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

     (d) The consent by Purchaser to the appointment of a trustee in bankruptcy, conservator, or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to Purchaser or relating to all or substantially all of its property; or Purchaser shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or any judgment or order for the payment of money in excess of $25,000 in the aggregate against the Purchaser shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more

     (e) Any representation, warranty, covenant or statement of Purchaser made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and within ten (10) Business Days after Purchaser shall have learned of such circumstance or after written notice thereof shall have been given to Purchaser by a Seller, the circumstance or condition in respect of which such representation, warranty, covenant or statement was incorrect shall not have been eliminated or otherwise cured to the satisfaction of Seller;

     (f) The Seller and the Purchaser are unable to mutually agree upon the terms and provisions of the Seller's Contract Finance Program Guidelines, and with respect to any of such matters, the Seller shall have provided the Purchaser with at least ten (10) days prior written notice of its desire to terminate this Agreement because of such event or circumstance;

     (g) Purchaser does not purchase from the Seller during a calendar month at least ninety eight percent (98%) of the Eligible Program Contracts (which satisfy the requirements for purchase by the Purchaser pursuant to this Agreement) offered for sale during such month by the Seller pursuant to this Agreement.

7.3 RIGHTS UPON SELLER TERMINATION EVENT OR PURCHASER TERMINATION EVENT; LIMITATION OF DAMAGES.

     (a) If a Seller Termination Event or Purchaser Termination Event shall occur and be continuing, so long as such Termination Event has not been cured or waived, after the expiration of any applicable cure period, the party having the right to terminate this Agreement (the "Terminating Party") can, by notice given in writing to the other party, immediately terminate this Agreement. Such right to terminate this Agreement, together with all other rights and remedies from time to time conferred upon or reserved by Seller or Purchaser, are cumulative, and none is intended to be exclusive of another or any right or remedy which Seller or Purchaser may have at law or in equity; provided, however, with respect to any Sold Program Contract purchased by the Purchaser pursuant to this Agreement, if there shall be a breach of any representation or warranty with respect to such Sold Program Contract set forth in Section 4.1 or 4.2 of this Agreement, or if Seller shall be in default of any covenant or obligation with respect to such Sold Program Contract set forth in Article II of this Agreement, then the sole remedy of the Purchaser with respect to such default or breach shall be to require Seller to repurchase such Sold Program Contract pursuant to Section 4.4 of this Agreement; provided, however, the preceding provision is not intended to prohibit the Purchaser from terminating this Agreement because of a Seller Termination Event described in Section 7.1 of this Agreement or seeking recourse against Seller for indemnification pursuant to Section 8.1 of this Agreement. No delay or omission in insisting upon the strict observance or performance of any provision hereof or in exercising any right or remedy shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

     (b) If either party shall bring a claim, action, demand, suit or proceeding against the other party because of a breach or default of any term or provision of this Sale Agreement, not including a claim for indemnification pursuant to
Section 8.1 or 8.2 of this Sale Agreement, the nondefaulting party's measure of damages shall be limited as follows:

          (i) With respect to a claim by the Purchaser that there has occurred a breach of a representation or warranty with respect to a Sold Program Contract set forth in Section 4.1 or 4.2 of this Sale Agreement or a default by the Seller of a covenant or obligation with respect to a Sold Program Contract set forth in Article II of this Sale Agreement, the Purchaser shall be allowed to recover from the Seller with respect to Sold Program Contract the amounts set forth in Section 4.4 of this Sale Agreement, plus reasonable attorneys' fees and disbursements and related litigation expenses incurred by the Purchaser to enforce its rights and remedies under this Sale Agreement;

          (ii) With respect to any other claim by the Purchaser against the Seller, the Purchaser shall be allowed to recover from the Seller its actual monetary loss directly incurred as a result of such default or breach by the Seller, not to exceed recissionary damages calculated in accordance with Section 4.4 of this Sale Agreement, plus reasonable attorneys' fees and disbursements and related litigation expenses incurred by the Purchaser to enforce its rights and remedies under this Sale Agreement;

          (iii) With respect to a claim by the Seller against the Purchaser that there has occurred a breach or default by the Purchaser of any covenant, obligation, representation or warranty set forth in this Sale Agreement, the Seller shall be allowed to recover from the Purchaser the additional costs, expenses and financing costs (equal to (A) the difference between the Fees payable by the Purchaser to the Seller pursuant to this Agreement and similar fees payable by a third party to the Seller to purchase Eligible Program Contracts pursuant to an agreement similar to this Sale Agreement or (B) the difference between the Seller's actual cost of financing the ownership of Eligible Program Contracts and Six and 50/100 Percent (6.50%) per annum) actually incurred by the Seller as the result of such breach or default, plus reasonable attorneys' fees and disbursements and related litigation expenses incurred by the Seller to enforce its rights and remedies under this Sale Agreement. Additional costs, expenses and financing costs actually incurred by the Seller shall be based upon the actual number of Eligible Program Contracts purchased by the Seller from Dealers during the period beginning on the date of the Purchaser's breach, after taking into account all applicable cure periods, and ending on the Scheduled Termination Date; and

          (iv) Neither the Purchaser nor the Seller shall be liable to each other for any lost profits or loss of business or any special, speculative, punitive, indirect, exemplary, punitive, consequential or incidental damages, however caused or however based upon any theory of liability.

7.4  WAIVER OF DEFAULTS AND TERMINATION EVENTS.

     Following the occurrence of a Seller Termination Event or Purchaser Termination Event, the Terminating Party may, by written notice to the other party, waive such Termination Event. Upon any such waiver, such Termination Event shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other Termination Event or default or impair any right consequent thereon except to the extent expressly so waived.


                                  ARTICLE VIII
                                 INDEMNIFICATION

8.1  INDEMNIFICATION BY SELLER.

     Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, and subject to Seller's right to cure as set forth in this Agreement, the Seller hereby agrees to pay on demand to the Purchaser and its parent, Subsidiaries and Affiliates and their directors, officers, employees and authorized agents Indemnified Amounts which may be imposed on, incurred by or asserted against an Indemnified Party as a result of any claim, action, demand, proceeding or suit, whether or not groundless, that in any way arises out of or results from:

     (a) Use by the Seller of proceeds of any Sale or in respect of any Sold Program Contract;

     (b) Reliance by the Purchaser on any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Sale Agreement;

     (c) Any material breach by Seller of its representations and warranties, covenants or obligations, or material failure by the Seller to comply with any term, provision or covenant, contained in this Sale Agreement or any agreement executed in connection with this Sale Agreement;

         (d) The failure to vest and maintain vested in the Purchaser, or to transfer to the Purchaser, legal and equitable title to and ownership of the Program Contracts that are, or are purported to be, Sold Program Contracts, together with all proceeds in respect thereof, free and clear of any Adverse Claim (except as permitted hereunder) whether existing at the time of the proposed sale of such Program Contract or at any time thereafter, and without limitation to the remedies set forth in Section 4.4; or

         (e) Any act or omission by Seller or its agents, officers or employees or controlled Affiliates or by any Dealer arising out of or relating to the purchase by the Seller of any Contract, the sale by the Dealer of any Contract or the sale by the Dealer of a Financed Vehicle or related product or service to an Obligor, which results in a material loss by or claim against the Purchaser, including any claim by an Obligor or Governmental Authority that the form, terms or provisions of the Contract fail to comply with the requirements of applicable federal and state laws.

If a claim for indemnification is tendered by an Indemnified Party to the Seller, the Seller may, at its option, repurchase the Program Contracts involved in such claim in accordance with the terms of Section 4.4 of this Agreement and the Repurchase Price for such Program Contracts actually paid by the Seller to the Purchaser shall be taken into account in determining the amount of the loss that the Indemnified Party has incurred as a result of such claim. The Seller acknowledges that the Purchaser may assign its rights of indemnity granted hereunder to an assignee and upon such assignment, such assignee shall have all rights of the Purchaser hereunder and may in turn assign such rights. The Seller agrees that, upon such assignment, such assignee may enforce directly, without joinder of the Purchaser, the indemnities set forth in this Section.

8.2  INDEMNIFICATION BY PURCHASER.

     Purchaser shall indemnify and hold harmless Seller and its parent, Subsidiaries, Affiliates and their directors, officers, employees and authorized agents against any claim, action, demand, proceeding and suit brought by any Person other than the Seller, whether or not groundless, and against every liability, damage and cost (including reasonable legal fees and related costs), arising out of, directly or indirectly, from any such claim, action, demand, proceeding or suit, resulting from, arising out of or relating to: (i) any material breach by Purchaser of its representations and warranties, covenants or obligations contained in this Agreement, or (ii) any act or omission by Purchaser or its agents, officers or employees or controlled Affiliates (not including acts and omissions of the Seller while it is acting as servicer of the Sold Program Contracts pursuant to the Servicing Agreement) with respect to the collection, application or administration of payments under any Sold Program Contract, the repossession of any Financed Vehicle that secures a Sold Program Contract, or the exercise of any rights or pursuit of claims against any Obligor under any Sold Program Contract, which results in a material loss by or claim against the Seller.

8.3  INDEMNIFICATION GENERALLY.

     (a) A claim for indemnification pursuant to this Article shall be made, if at all, within five (5) years after the applicable Sale Date notwithstanding any statute of limitations that may specify a shorter period, the provisions of which are hereby waived.

     (b) As a condition of any claim for indemnification under this Article, the indemnifying party shall be given timely notice of any claim or demand as to which indemnification may be claimed and shall have the right, together with the Indemnified Party, to participate in the defense, compromise or closing thereof through the indemnifying party's own attorney and at the indemnifying party's expense.

     (c) If a party has received indemnity payments hereunder with respect to a Contract and thereafter receives payments from third parties so as to fully recoup its losses with respect to such Contract, the Indemnified Party shall remit any excess payments to the indemnifying party to the extent of the indemnification payments previously made by the indemnifying party and subject to the rights of the Obligor.

                                   ARTICLE IX
                CONFIDENTIALITY; SELLER NOT TO SOLICIT OBLIGORS;
                   NO SOLICITATION OF OTHER PARTY'S EMPLOYEES

9.1  CONFIDENTIALITY COVENANT.

     Except to the extent required by applicable law and upon satisfaction of the procedures set forth in this Section 9.1 or unless the parties hereto shall shall mutually agree otherwise, the parties (including their directors, officers, employees and counsel) agree to keep confidential the existence and terms of this Sale Agreement and all proprietary information relating to each other's business, including, but not limited to, credit underwriting criteria, products, customer lists, pricing policies, employment records and policies, operational methods, marketing plans and strategies, product development techniques and inventions and research programs, trade know-how, trade secrets, specific software, algorithms, computer processing systems, object and source codes, user manuals, systems documentation and other business and financial affairs, and the parties agree not to disclose, deliver or otherwise make available such materials or information to any third party (other than their own directors, officers, employees, accountants and counsel who need such information or materials). If a party is required by applicable law or legal process to make disclosure to a third party of information or materials required to be maintained as confidential pursuant to this Section 9.1, the disclosing party shall give prior written notice to the other party (the "Protected Party") of the information and materials it intends to disclose and the reasons why the disclosing party believes it is required to disclose such information and materials. The Protected Party may either consent to such disclosure, object to such disclosure or seek a protective order or appropriate remedy to prohibit or limit such disclosure. In the event that the Protected Party objects to such disclosure but fails to obtain a protective order or other remedy, the disclosing party shall disclose only such information and materials as counsel for the disclosing party determines is required to be made. Notwithstanding the foregoing, no party shall make a public announcement regarding the existence of this Agreement or the terms hereof without the prior consent of the other party, and the parties will cooperate with each other in preparing the contents and determining the manner of distribution of any such announcement.

9.2  SELLER NOT TO SOLICIT OBLIGORS.

     From and after each Sale Date as to any Contract and for so long as such Contract is outstanding, neither Seller nor any officer or employee of Seller shall knowingly solicit, and neither Seller nor its officers and employees shall encourage or recommend any agent or representative of Seller to solicit, any Obligor in respect of such Contract, either singly or as part of a group, on behalf of Seller or any other entity in any manner that would encourage prepayment of such Contract, except that Seller may continue to make general solicitations to the public and to any of Seller's customers and may advertise, sell and provide all financial services offered by Seller.

9.3  NO SOLICITATION OF OTHER PARTY'S EMPLOYEES.

     During the term of this Agreement and for one year after its termination, both Seller and Purchaser agree not to solicit or cause to be solicited the employment of any person who is employed by the other party. Notwithstanding anything to the contrary in this section, the employment by Seller or Purchaser of officers and employees of the other party who contact the hiring party on their own initiative without any direct solicitation or encouragement from the hiring party or who are solicited by advertising or notices in newspapers or periodicals of general circulation shall not constitute a breach of this Section 9.3.


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

10.1 NOTICES.

     All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.


10.2 NO WAIVER; REMEDIES.

     No failure on the part of the Seller or the Purchaser to exercise, and no delay in exercising, any right hereunder or under any Sale Assignment shall operate as a waiver thereof;

nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

10.3 BINDING EFFECT; ASSIGNABILITY.

     This Sale Agreement shall be binding upon and inure to the benefit of the Seller and the Purchaser, and their respective successors and permitted assigns. The Seller may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Purchaser, which consent will not be unreasonably withheld. The Purchaser may assign all of its rights hereunder to one or more Persons. This Sale Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the obligations of the Seller set forth in Sections 2.3, 2.4, and 5.4, the obligations of both parties set forth in Article IX, the rights and remedies granted to the Purchaser pursuant to Section 4.4 and the indemnification and payment provisions of Article VIII shall be continuing and shall survive any termination of this Sale Agreement.

10.4 AMENDMENTS; CONSENTS AND WAIVERS; ENTIRE AGREEMENT.

     No modification, amendment or waiver of, or with respect to, any provision of this Sale Agreement, and all other agreements, instruments and documents delivered hereto, and no consent to any departure by the Seller or by the Purchaser from any of the terms or conditions hereof shall be effective unless it shall be in writing and signed by each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by the Seller or the Purchaser in any case shall, in itself, entitle such party to any other consent or further notice or demand in similar or other circumstances. This Sale Agreement and the documents referred to herein embody the entire agreement of the Seller and the Purchaser with respect to the Sold Program Contracts and supersede all prior agreements and understandings relating to the subject hereof.

10.5 SEVERABILITY.

     In case any provision in or obligation under this Sale Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provision or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction.


10.6 PURCHASER TO PROVIDE SELLER DATA WITH RESPECT TO SOLD PROGRAM CONTRACTS.

          Purchaser shall provide Seller (no more often than once per calendar month) data relating to the performance of all Sold Program Contracts. Such data will be of the type and level of detail considered necessary by the Seller, in its reasonable discretion, to allow Seller to perform static pool and other analyses on such Sold Program Contracts. It is understood that this condition becomes effective once the volume of Sold Program Contracts reaches a level where such analyses would be considered by the Seller to be meaningful. It is also understood that, once effective, this provision shall apply to all Sold Program Contracts since the date of this Sale Agreement and for the life of all such Sold Program Contracts.

10.7 COSTS, FEES AND EXPENSES.

     If any legal proceeding is instituted by either party against the other under this Agreement or with respect to any Sold Program Contract, upon the entry of a final order or judgment, the non-prevailing party shall be required to pay the prevailing party's costs and expenses of such litigation, including reasonable attorneys' fees. The Seller shall be solely responsible for paying any and all brokers' fees and expenses that may be payable to any broker, advisor or agent who has provided services to the Seller with respect to this Agreement and the transactions contemplated hereby. Except as otherwise provided in this Agreement, each party agrees to pay all costs, fees and expenses which it has incurred in connection with or incidental to the matters contained in this Agreement, including any fees and disbursements to its accountants and counsel.

10.8 RIGHT OF OFFSET AND DEDUCTION.

     Any party (the "Offsetting Party") may offset and deduct from any amount payable by the Offsetting Party to the other party (the "Debtor Party") under this Agreement or the Servicing Agreement any amount which is, at the time of exercise of the right of offset and deduction, presently due and payable by the Debtor Party to the Offsetting Party pursuant to this Agreement or the Servicing Agreement.

10.9 GOVERNING LAW.

     THIS SALE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF FLORIDA.

10.10 CONSENT TO JURISDICTION AND VENUE.

     Each of the Seller and the Purchaser hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any Arkansas state court, Florida State Court, federal court of the United States of America for the Eastern District of Arkansas, or federal court of the United States of America for the Northern District of Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and the parties agree that all claims in respect of any such action or proceeding may be heard and determined in such Arkansas or Florida state or, to the extent permitted by law, federal court.

10.11 EXECUTION IN COUNTERPARTS.

     This Sale Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement

     IN WITNESS WHEREOF, the parties have cause this Sale Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             NATIONAL AUTO FINANCE COMPANY, INC.


                             By: /s/ WILLIAM MAGRO
                                 --------------------------------------------
                                  Name:  William Magro
                                  Title: President and Chief Operating Officer

                             Address: National Auto Finance Company, Inc. 10302 Deerwood Park Boulevard
                                         Suite 100
                                         Jacksonville, Florida 32255-0970
                                         Telephone: 904-996-2500
                                         Telecopy:  904-996-2539

                             With a copy to:
                             Stephen R. Veth, Esq.
                             Vice President, Secretary and General Counsel
                             Telephone: 904-486-1151
                             Telecopy:  904-996-2557


                             NUVELL CREDIT CORPORATION


                             By: /s/ TOMMY E. PRITCHARD
                                 ----------------------------------------------
                                 Tommy E. Pritchard
                                 President

                             Address:
                                      17500 Chenal Parkway, Suite 201
                                      Little Rock, Arkansas 72223-9131
                                      Telephone: 501-821-5200
                                      Telecopy:  501-821-5208
                                             Attn.:  Tommy E. Pritchard
                                                     President

                                        With a copy to:
                                        Thomas N. Rose
                                        Executive Vice President
                                        17500 Chenal Parkway, Suite 201
                                        Little Rock, Arkansas 72223-9131
                                        Telephone: 501-821-9400
                                        Telecopy:  501-821-5208

                                  EXHIBIT LIST


A   Assignment

B   Fee Schedule

C   Purchaser's Contract Requirements

D   Power of Attorney

E   Officer's Certificate

F   Legal Opinion of Seller's Counsel

G   List of Independent Automobile Dealers From Whom Seller Purchases Contracts

                                    EXHIBIT A

                                   ASSIGNMENT


     ASSIGNMENT dated _______________, ______, from NATIONAL AUTO FINANCE COMPANY, INC. ("Seller") to NUVELL CREDIT CORPORATION ("Purchaser").

         FOR VALUE RECEIVED, pursuant to the Contract Sale Agreement dated as of February 4, 2000, by and between Seller and Purchaser (the "Agreement"), Seller does hereby sell, transfer, assign and convey unto Purchaser, its successors and assigns, all of its right, title and interest in, to and under the Motor Vehicle Retail Installment Sales Contract (the "Contract") attached hereto, which has the following characteristics:


   Origination Date:                           Description of Financed Vehicle:
                    ------------------
   Amount Funded:                                        Year:
                    ------------------                        ------------------
   Name of Obligor(s):                                   Make:
                     -----------------                         -----------------
                                                         Model:
                                                               -----------------
                                                         VIN:
                                                               -----------------

together with all of its right, title and interest in, to and under all documents, payments, recoveries, proceeds and obligations arising therefrom or in connection therewith.

     And Seller hereby represents, warrants and confirms to Purchaser, subject to the terms and provisions of the Agreement, that the Contract is an "Eligible Program Contract," as defined in the Agreement, all of Seller's representations and warranties regarding the Seller and the Contract made in or pursuant to the Agreement are true and correct in all material respects as of the date hereof, the Seller is in compliance, as of the date hereof, with each of it covenants set forth in the Agreement, the "Scheduled Termination Date," as defined in the Agreement, has not occurred, and no event has occurred which, with notice or the passage of time, would constitute a "Seller Termination Event," as defined in the Agreement, or a breach by Seller of its representations, warranties or obligations under the Agreement.

     And Seller hereby grants to Purchaser a power of attorney, with full power of substitution, to execute in Seller's name and on Seller's behalf such notices, endorsements (including, without limitation, endorsement of the Contract and any related promissory notes or other instruments), consents, and other instruments and documents which may be reasonably necessary in Purchaser's judgment to evidence the sale and assignment of the Contract to Purchaser or to record or otherwise perfect Purchaser's interest therein or in the collateral securing the Contract, or which may be otherwise consistent with the sale and assignment of the Contract effected by this Assignment and pursuant to the Agreement. This power of attorney is coupled with an interest and is irrevocable.

     All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement. This Assignment is made WITHOUT RECOURSE AGAINST THE SELLER OR WARRANTY TO THE PURCHASER, except to the extent specifically provided for in the Agreement.

     IN WITNESS WHEREOF, Seller has caused this Assignment to be executed by its duly authorized officer effective as of the date first set forth above.


Seller:                                     NATIONAL AUTO FINANCE COMPANY, INC.


                                            By:
                                               --------------------------------
                                               Name:

                                            Title:
                                                 ------------------------------

                                    EXHIBIT B

                                  Fee Schedule


     The Purchase Price for each Sold Program Contract purchased by the Purchaser from the Seller pursuant to the Contract Sale Agreement shall equal the following:

     1.   The Amount Financed, plus

     2. Dealer participation in the amount actually paid to the Dealer, but not exceeding such amount as is payable pursuant to the Seller's Contract Finance Program Guidelines, minus

     3.   The applicable discount and/or acquisition fee, minus

     4. The applicable overadvance warranty fee and the overadvance fee, the total of the above to be paid by the Purchaser to the Purchaser's Control Account; plus

     5. The referral fee payable by the Seller to a third-party, if and to the extent that the payment of such fee has not resulted in an applicable discount in the amount paid to the Dealer for such Contract in excess of the amount allowed by the Purchaser's Contract Requirements attached as Exhibit C to the Contract Sale Agreement, plus

     6. The amount payable to the applicable Governmental Authority in the State of Florida for documentary stamps, plus

     7. The amount of cash payable by the Seller to any Dealer pursuant to its Contract Finance Program Guidelines as compensation for the volume of Contracts sold by the Dealer to the Seller, if and to the extent that such cash amounts relate to Sold Program Contracts previously purchased by the Purchaser from the Seller, plus

     8.   An acquisition fee of $465.00,

the total of Items 5 through 8 to be paid by the Purchaser directly to the Seller to such account as may be designated by the Seller in writing to the Purchaser, as set forth in Section 2.1(c) of the Contract Sale Agreement.

--------------------------

                                    EXHIBIT C

                        Purchaser's Contract Requirements

     Nuvell will purchase only Eligible Program Contracts that comply with Seller's Contract Finance Program Guidelines and satisfy, as of the closing date, all of the criteria set forth in the Contract Sale Agreement. In addition, each Eligible Program Contract must satisfy the following criteria:

          (1) has a NAFI credit score of at least one hundred and fifty-two
     (152), unless the amount financed is 100% or less of the wholesale value of the financed vehicle, as determined by reference to a reputable, nationally distributed used car guide;

          (2) does not involve the financing of any of the following makes or models:

                                    Alfa Romeo
                                    Daewoo
                                    Daihatsu
                                    Peugeot
                                    Kia
                                    Hyundais
                                    Suzuki
                                    Mitsubishi Mirage -

     unless the Amount Financed (a) for any new such vehicle is less than ninety percent (90%) of invoice and (b) for any used such vehicle is less than ninety percent (90%) of the NADA "Trade-In Value" of such vehicle, with reference to the NADA Used Car Guide for the region of the United States in which such vehicle is sold to the Obligor, except the States of Arizona, California, Nevada, Utah and Washington, in which reference will be made to Kelley Blue Book for the region of the United States in which such vehicle is sold to the Obligor;

          (3) has an original principal balance of at least $7,000 and not more than $30,000;

          (4) has a stated APR of at least 12.95% and not more than 25.95%;

          (5) does not involve the financing of or sale to the Obligor of GAP insurance, a deficiency waiver or debt cancellation agreement, except pursuant to such form of agreement as has been approved by the Purchaser and in such states as approved by the Purchaser;

          (6) does not involve a purchase discount (being the difference between the original principal balance of the Contract and the amount paid to the dealer for the purchase of the Contract) of greater than 10% of the original principal balance, unless the original principal balance of the Contract is less than $10,000;

          (7) does not involve any prepaid finance charge;

          (8) does not involve the sale of a Financed Vehicle at a sales price (not including sales tax) greater than 115% of the wholesale value of the Financed Vehicle, as determined by reference to a reputable, nationally distributed used car guide;

          (9) does not involve a difference between the buy rate and the Contract rate resulting in greater than two (2) percentage points of reserve, dealer participation or dealer finance income;

          (10) does not involve the payment to the dealer of dealer participation or dealer finance income that is refundable by or chargeable back to the dealer;

          (11) does not involve the sale of any of the following: (a) a vehicle having a salvage, branded or flood title, (b) a vehicle subject to state or federal lemon laws, ( c) a vehicle for which the true mileage is unknown,
     (d) a vehicle which has been altered by a conversion package, or (e) a vehicle that is considered a truck with one (1) ton or greater capacity; and

          (12) does not involve the payment by the Seller of any referral fee to a third-party, except pursuant to a referral program that has been specifically approved by the Purchaser.

                                    EXHIBIT D

                          IRREVOCABLE POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, NATIONAL AUTO FINANCE COMPANY, INC. (the "Company") does hereby make, constitute and appoint NUVELL CREDIT CORPORATION and NUVELL FINANCIAL SERVICES CORP., which are hereby authorized to act together or separately, as its true and lawful attorney-in-fact, with full power of substitution with respect to those certain retail installment sales contracts sold by the Company to Nuvell Credit Corporation pursuant to a Contract Sale Agreement by and between the Company, as "Seller," and Nuvell Credit Corporation, as "Purchaser," dated as of ______________________, and as such may be amended from time to time and which is incorporated by reference herein, the collateral securing such contracts, and all security documents related thereto (collectively, the "Property"), to sign, acknowledge and file, in the name, place and stead of the Company, all such certificates, documents and instruments, including, but not limited to, any instrument of assignment, certificate of title, notice of lien, assignment of lien, application for a certificate of title or duplicate of such certificate, application to register or transfer title, document to effect the notation of a lien upon a certificate of title or the assignment of such a lien, notice of any such assignment, and application to register or transfer the rights as secured party under any policy of insurance; affidavits of repossession, bills of sale, notices of sale, lien releases and odometer statements; to authorize the sale and disposition of Property and transact as necessary to sell or re-market such Property; and to sell the Property and receive proceeds thereon through any authorized party or auction; and further as said attorney-in-fact may deem fit and proper to perfect the right, title and interest of Nuvell Credit Corporation and/or its successors and assigns in the Property.

     The undersigned further hereby gives and grants unto said attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers with respect to the Property as fully as the undersigned might or could do if personally present.

     This Power of Attorney is coupled with an interest and is irrevocable by the undersigned. Anyone to whom this Power of Attorney is presented may rely upon it without further inquiry of the undersigned. A photocopy of this Power of Attorney shall have the same effect as an original, manually signed and acknowledged counterpart of this Power of Attorney.

     IN WITNESS WHEREOF, the undersigned has executed this instrument this ___ day of _________________, _________.

                                            NATIONAL AUTO FINANCE COMPANY, INC.

                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------

                                 ACKNOWLEDGMENT


STATE OF                            )
                                    ) ss.
COUNTY OF                        )


         On this ________ day of _________________, ______, before me
_____________________ personally appeared _____________________________________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           ------------------------------------
                                           Notary Public
                                           My Commission expires:
                                                                 --------------

                                    EXHIBIT E

             Form of Officer's Certificate to Be Delivered by Seller


     The undersigned, an officer of NATIONAL AUTO FINANCE COMPANY, INC. (the "Company"), having the title and position set forth below his signature, hereby certifies to Nuvell Credit Corporation (the "Purchaser") as follows:

     (1) The undersigned officer delivers this certificate on behalf of the Company pursuant to section 3.1(a)(vi) of the Contract Sale Agreement by and between the Company and Purchaser dated as of _____________________ (the "Agreement").

     (2) Each of the representations and warranties of the Company contained in the Agreement are true and correct in all respects on and as of the date hereof.

     (3) No event has occurred which constitutes a Seller Termination Event under the Agreement.

     (4) The Company is in compliance with each of its covenants set forth in the Agreement.

     (5) There has not occurred any material adverse change in the business, operations, financial condition or prospects of the Company since the date of the Agreement.

     (6) To the best of the undersigned's knowledge, all of the conditions precedent to the obligations of the Purchaser to purchase Eligible Program Contracts from the Seller, as set forth in Section 3.1(a) of the Agreement, have been satisfactorily completed, and upon the Company's receipt of written notice from the Purchaser stating that such conditions precedent have been completed, to the satisfaction of the Purchaser, the Company will begin to offer Eligible Program Contracts for sale to the Purchaser in accordance with the provisions of
Section 2.1 of the Agreement.

     IN WITNESS WHEREOF, the undersigned officer of the Company has executed and delivered this Officer's Certificate effective as of the ____ day of __________________________, ___________.

                                             NATIONAL AUTO FINANCE COMPANY, INC.

                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

                                    EXHIBIT F

                Form of Opinion Required by Section 3.1(a)(viii)


                                 [Closing Date]


Nuvell Credit Corporation
17500 Chenal Parkway, Suite 201
Little Rock, Arkansas  72223-9131

     Re: Contract Sale Agreement Dated as of ____________________, 2000, Between National Auto Finance Company, Inc., as Seller, and Nuvell Credit Corporation, as Purchaser

Ladies and Gentlemen:

     You have requested my opinion, as counsel to National Auto Finance Company, Inc. (the "Seller"), with respect to certain matters in connection with the sale by Seller of motor vehicle receivables (the "Contracts") pursuant to that certain Contract Sale Agreement, dated as of ____________________, 2000 (the "Sale Agreement"), between Seller and Nuvell Credit Corporation (the "Purchaser").

     I have reviewed the Sale Agreement and such other documents as I deemed necessary or advisable for purposes of this opinion. In rendering this opinion, I have examined and relied upon originals or copies, certified or otherwise, of all such corporate records, documents, agreements or other instruments of Seller, have made such investigations of law and have discussed with officers of Seller such questions of fact as I have deemed necessary or appropriate. In rendering this opinion, I have relied upon certificates and statements of officers and directors of Seller as to factual matters and assumed the genuineness of all documents submitted as copies and the legal capacity of natural persons.

     I assume for purposes of this opinion that the Sale Agreement has been duly authorized by the Purchaser and will be duly executed and delivered by the Purchaser in accordance with such authorization. [Include other reasonable assumptions and qualifications consistent with the Legal Opinion Accord of the ABA Section of Business Law (1991)]

     Relying on the matters stated above, and based upon and subject to the foregoing, I am of the opinion that:

Nuvell Credit Corporation
[Closing Date]
Page 2


     1. Seller is a duly organized and a validly existing corporation in good standing under the laws of the State of Delaware, and it is properly qualified and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and wherein the failure to be so qualified would materially and adversely affect its business or properties, the enforceability of the Sale Agreement or the enforceability of any Contract.

     2. Seller has the power to engage in the transactions contemplated by the Sale Agreement and all requisite power, authority and legal right to execute and deliver the Sale Agreement and the form of Assignment (the "Assignment") attached as Exhibit A to the Sale Agreement, and to perform and observe the terms and conditions of such agreement and instruments.

     3. The Sale Agreement has been duly authorized, executed and delivered by Seller and is a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance. [Include other exceptions and/or qualifications to enforceability opinion as may be reasonably acceptable to the Purchaser]

     4. Seller's execution and delivery of an Assignment to the Purchaser and its delivery of the Contract described in any such Assignment to the Purchaser are sufficient to transfer all of Seller's right, title and interest in such Contract to the Purchaser. [Include explanation of Florida law on how to perfect a security interest in a Financed Vehicle] The Purchaser will receive title to such Contracts free and clear of any liens, encumbrances and security interests of any other person, except as set forth below: [set forth exceptions to priority opinion which are reasonably acceptable to the Purchaser]

     5. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution and delivery by Seller of, and performance by Seller of its obligations under, the Sale Agreement and any Assignment or the Seller's consummation of the transactions contemplated by the Sale Agreement, or if such consent, approval, authorization or order is required, it has been disclosed to the Purchaser and has been obtained.

     6. Neither the sale nor delivery of any Contract to the Purchaser, nor the consummation of the transactions contemplated by the Sale Agreement, nor the fulfillment of the obligations of Seller under the terms of the Sale Agreement materially conflicts with or will materially conflict with or results or will result in a material breach of or constitutes or will

Nuvell Credit Corporation
[Closing Date]
Page 3


constitute a material default under the Articles of Incorporation or Bylaws of Seller, the terms of any indenture or other agreement or instrument known to me to which Seller are a party or by which it is bound or to which it is subject, or any statute, order, rule, regulation, writ, injunction or decree of any court, governmental authority or regulatory body to which any Seller is subject or by which it is bound.

     7. There is no material litigation or administrative proceeding pending or, to the best of my knowledge, threatened against Seller which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Sale Agreement or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of Seller to perform its obligations under the terms of the Sale Agreement.

     Whenever my opinion herein with respect to the existence or absence of facts is indicated to be "to the best of my knowledge, information and belief" or "known to me" or similar words, it is intended to signify that during the course of my representation of Seller no information has come to my attention that would give me actual knowledge of the existence of facts or circumstances contrary to the opinions as qualified.

     My opinions herein are limited in all respects to the substantive laws of the State of _______________ and the federal laws of the United States.

     This opinion letter is provided for the purposes of complying with requirements of the Sale Agreement referred to herein. This opinion may not be relied upon by any person, firm or entity whatsoever, other than the addressee hereof, without my prior written consent.

     This opinion is rendered as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any changes in or developments that might affect any matters or opinions set forth herein.

                                          Very truly yours,


                                          ------------------------------
                                          Name of Counsel

                                    EXHIBIT G

   List of Independent Automobile Dealers From Whom Seller Purchases Contracts